1 PURCHASE AND SALE AGREEMENT This Purchase and Sale Agreement (this “Agreement”) is made as of the 22 .day of September, 2021 (the “Effective Date”), by and between 1300 WEST BARTLETT ROAD FEE, LLC, a Delaware limited liability company (“Seller”), and ELGIN SWEEPER COMPANY, a Delaware corporation, or its assignee or designee (“Purchaser”). R E C I T A L S: A. Seller is the owner of the fee simple interest in the approximately 15 acre parcel of land legally described on Exhibit A (the “Land”) and commonly known as 1300 West Bartlett Road, Elgin, Illinois 60120. B. Seller has agreed to sell and Purchaser has agreed to purchase the Land and the Property (as defined below) on the terms and conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows: ARTICLE 1 SUBJECT PROPERTY Section 1.1 Purchase. Subject to the terms and conditions contained herein and in reliance on the representations, warranties, covenants and undertakings contained herein, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, free and clear of all liens, claims, encumbrances, mortgages and deeds of trust, but subject only to the Permitted Exceptions (defined below), the following (collectively, the “Property”): (a) the Land; (b) all improvements, structures, and fixtures on the Land, including the buildings containing approximately 217,011 square feet on the Land (collectively, the “Improvements”); (c) all tangible personal property now owned and/or hereafter acquired by Seller prior to Closing (defined below) in connection with the ownership, operation and maintenance of the Land and Improvements, including, but not limited to, all heating, ventilating, incinerating, lighting, plumbing, electrical, air-conditioning fixtures, hot water heaters, furnaces, heating controls, motors, fire protection conduits and equipment and boiler pressure systems and equipment owned by Seller, and specifically including, without limitation, the personal property identified on Exhibit B, (collectively, the “Personal Property”); (d) all of Seller’s right, title and interest in and to all intangible personal property used in the operation and management of the Land and Improvements including, without limitation: all plans and specifications relating to the construction and improvement of the Improvements; all drawings, surveys, maps, engineering reports and other technical descriptions and test results relating to the Improvements and Personal Property and all unexpired warranties and guarantees, if any, received in connection with the construction, improvement or equipping of

2 the Improvements; all licenses, permits, certificates of occupancy, franchises, approvals, authorizations and consents now and/or hereafter issued by any federal, state, county or municipal authority relating to the Property, to the extent assignable; all of the names under which all or any portion of the Property is being operated by Seller; all claims and causes of action arising out of or in connection with all or any portion of the Property (other than claims solely related to Seller’s ownership of the Property including claims for delinquent rent for periods prior to the Closing Date); all books and records for the period of Seller’s ownership relating to the Land, Improvements and Personal Property and their construction, development, ownership, and operation; and all warranties and guaranties affecting any of the Property (collectively, the “Intangible Property”); and (e) all of Seller’s right, title and interest in and to all tenements, hereditaments, privileges and appurtenances in any way belonging or appertaining thereto. ARTICLE 2 PURCHASE AND SALE; PURCHASE PRICE Section 2.1 Purchase Price. The purchase price for the Property shall be NINETEEN MILLION and NO/100 Dollars ($19,000,000.00) (the “Purchase Price”), plus or minus prorations as hereinafter provided and shall be payable as hereinafter set forth. Section 2.2 Earnest Money. Within five (5) Business Days after the Effective Date, Purchaser shall deposit into the Earnest Money Escrow (defined below) with Chicago Title Insurance Company (the “Title Company”) the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (together with any interest earned on such amount, the “Earnest Money”). The Earnest Money shall be held by Title Company in a strict joint order escrow (the “Earnest Money Escrow”) in accordance with the terms of a strict joint order escrow agreement in the form of Exhibit C (“SJO Agreement”), which shall be executed by Seller, Purchaser, and Title Company no later than the deposit of the Initial Earnest Money. At Purchaser’s option, the Earnest Money shall be held in an interest-bearing account, with interest earned thereon for the benefit of Purchaser. Purchaser and Seller shall each pay fifty percent (50%) of the fees charged by the Title Company for the Earnest Money Escrow. The Earnest Money shall be applied at closing to the Purchase Price. Section 2.3 Payment of Purchase Price. Provided the conditions to closing set forth herein have been satisfied or waived, in writing, by Purchaser, the Purchase Price, net of prorations and adjustments as provided in Article 11, shall be paid on the Closing Date by wire transfer of immediately collectible funds, first, if necessary, to the Title Company and then to an account specified by Seller. ARTICLE 3 DUE DILIGENCE PERIOD Section 3.1 Due Diligence Period. Within five (5) Business Days after the Effective Date, Seller shall deliver to Purchaser true, correct and complete copies of those documents identified on Schedule 1 (collectively, the “Property Information”) but only to the extent that they (i) pertain to the Property, and (ii) are located at the Property, are in any property manager’s office,

3 or are otherwise within the actual possession or control of Seller, its employees, property managers, consultants, attorneys, or other agents. The Property Documents and other information provided by Seller and its agents to Purchaser under the terms of this Agreement are for informational purposes only, subject to the express representations of Seller contained herein. Subject to Seller’s Representations, Purchaser (a) is not in any way entitled to rely upon the accuracy or completeness of the information within the Property Documents and other third party information provided by Seller and its agents and (b) Purchaser will rely exclusively on its own inspections and consultants with respect to all matters Purchaser deems relevant to its decision to acquire the Property. The provisions of this Section 3.1 shall survive the Closing and delivery of the Deed or other termination of this Agreement and shall not be deemed merged into the Deed or any instrument of conveyance delivered at Closing. The parties acknowledge and agree that Purchaser has been in sole possession and control of the Property since at least 2008; prior to Seller’s purchase of the Property. The “Due Diligence Period” shall be the period commencing on the day immediately following the delivery by Seller to Purchaser of all of the Property Information and terminating at 11:59 p.m. local time on the day which is thirty (30) days after such date (the “Due Diligence Expiration Date”). Section 3.2 Conduct of Due Diligence. During the Due Diligence Period, Purchaser and its officers, employees, members, managers, agents, advisers, attorneys, accountants, architects and engineers shall have the right to review the submittals described in Section 3.1, to investigate the zoning and code status of the Property and all governmental requirements including discussions with governmental officials, and to enter upon the Property to conduct inspections and investigations relating to the Property (including, without limitation, inspections relating to the physical condition of the Improvements and Personal Property including, without limitation, the roof and the structural components, electrical, plumbing, water, sewer, air conditioning, heating, mechanical and other building systems), to conduct environmental assessments (including Phase I environmental assessments and studies provided, however, that Purchaser must obtain Seller’s prior written consent, which may be withheld in Seller’s sole and absolute discretion, to any physically invasive testing or any testing involving sampling) and for all other reasonable purposes. Except as otherwise provided herein, all costs and expenses of Purchaser’s due diligence shall be paid by Purchaser. If this Agreement is terminated in accordance with Section 3.3 or if the transaction otherwise fails to close, Purchaser shall return to Seller all information delivered or made available by Seller to Purchaser in accordance with Section 3.1 within five (5) Business Days after such termination. Purchaser shall repair any damage to the Property arising out of or resulting from the inspections or investigations of the Property by Purchaser or its agents. Purchaser will use commercially reasonable efforts to minimize any disruption or interference caused by any such testing and will repair damage caused by such testing. Before and during Purchaser inspections, Purchaser or the Purchaser representative conducting any Purchaser inspection shall maintain workers’ compensation insurance in accordance with applicable law, and Purchaser, or the applicable Purchaser representative conducting any Purchaser inspection, shall maintain (a) commercial general liability insurance with limits of at least Five Hundred Thousand Dollars ($500,000) for bodily or personal injury or death, (b) property damage insurance in the amount of at least One Million Dollars ($1,000,000), and (c) contractual liability insurance. Purchaser shall deliver to Seller evidence of such workers’ compensation insurance and a certificate evidencing the commercial general liability, property damage and contractual liability insurance before conducting any Purchaser inspection on the Property. Purchaser shall indemnify, defend and hold Seller and the Property harmless of and from any and all losses, liabilities, costs,

4 expenses (including, without limitation, reasonable attorneys’ fees and costs of court), damages, liens, claims (including, without limitation, mechanics’ or materialmen’s liens or claims of liens), actions and causes of actions arising from or relating to Purchaser’s (or Purchaser’s agents, employees or representatives) entering upon the Property to test, study, investigate or inspect the same or any part thereof, whether pursuant to this Section 3.2 or otherwise, except to the extent arising from the negligence of Seller. The foregoing indemnity of Purchaser shall expressly survive the Closing or the earlier termination of this Agreement. Section 3.3 Right to Terminate. (a) If Purchaser, in its sole and absolute discretion, determines for any or no reason whatsoever that Purchaser does not desire to purchase the Property, then on or before the Due Diligence Expiration Date, Purchaser shall deliver written notice to Seller of its election to not proceed with the transaction and to terminate this Agreement (the “Termination Notice”). (b) If Purchaser delivers the Termination Notice, then (i) this Agreement shall be deemed terminated, (ii) the Earnest Money shall be returned to Purchaser, and (iii) neither party shall have any further claims or obligations hereunder except as it relates to this Section 3.3(b), and any claims of Seller under Section 3.4. Seller agrees to deliver to the Title Company within two (2) Business Days after receipt of the Termination Notice, a written direction to the Title Company pursuant to the SJO Agreement authorizing and directing the Title Company to deliver the Earnest Money to Purchaser. (c) If Purchaser does not timely deliver the Termination Notice, then Purchaser shall be deemed to have waived its right to terminate under this Section 3.3 and the Earnest Money will become non-refundable, except if Purchaser is expressly entitled to return of the Earnest Money under any other provision of this Agreement. Section 3.4 Defeasance. Promptly after the expiration or waiver of the Due Diligence Period, Seller will apply for defeasance (“Defeasance”) of its existing mortgage indebtedness (“Mortgage”) secured in part by the Property and use diligent efforts to complete the Defeasance on or before the Closing Date. In the event Seller cannot complete the Defeasance of the Mortgage in order to deliver title free and clear of the Mortgage on or before the Closing Date (as the same may be extended) Purchaser shall have the right as his sole remedy therefore to (i) extend the Closing Date to permit Seller additional time to obtain the appropriate Mortgage discharge documents or (ii) terminate this Agreement by written notice to Seller and receive a refund of its Earnest Money. ARTICLE 4 TITLE AND SURVEY Section 4.1 Title Evidence. Following the Effective Date, Purchaser will order, at Purchaser’s cost a title commitment for an owner’s title insurance policy issued by Title Company, in the amount of the Purchase Price, covering title to the Property on or after the Effective Date, showing title in Seller, containing requirements for extended coverage over general exceptions one through six contained therein (which Seller shall use commercially reasonable efforts to satisfy on or before Closing), and insuring Purchaser as the fee owner of the Property subject only to the

5 recordation of a deed for the Property from Seller to Purchaser (the “Title Commitment”). The Title Commitment and the recorded documents referenced in the Title Commitment are collectively referred to as the “Title Evidence”. Section 4.2 Permitted Exceptions. If Purchaser is not satisfied, in its sole and absolute discretion, with the condition of title, then Purchaser may notify Seller of any of the Title Evidence (each, an “Objection” and, collectively, “Objections”), which Objections must be in writing and must be delivered to Seller on or prior to the expiration of the Due Diligence Period. Seller will thereafter, at its election, have the right (but not the obligation) to use commercially reasonable efforts to cause any or all such Objections to be cured on or before Closing (provided that with respect to Existing Liens (as defined below) Seller shall be obligated to take all efforts necessary to cause Existing Liens to be cured). If, Seller elects to use commercially reasonable efforts to cause any or all such Objections to be cured, and after using commercially reasonable efforts to do so, Seller is unable to cure one or more Objections (other than Existing Liens), Seller shall provide written notice (an “Inability to Cure Notice”) to Purchaser no later than ten (10) days after receipt of the Objections (the “Response Deadline”). If Seller does not timely provide an Inability to Cure Notice to Purchaser, Seller shall be deemed to have elected to not cure any Objections. If Seller delivers an Inability to Cure Notice to Purchaser or does not timely deliver an Inability to Cure Notice, Purchaser may elect, in its sole and absolute discretion, to (a) terminate this Agreement by providing written notice thereof to Seller on or before the date occurring five (5) days after (1) the receipt of an Inability to Cure Notice or (2) the Response Deadline, if Seller does not timely deliver an Inability to Cure Notice, or (b) accept title subject to any Objections for which Seller is unable to cure as identified in an Inability to Cure Notice, other than any Existing Liens. All items to which Purchaser does not timely object in the Title Evidence, and all items that Purchaser has been deemed to have accepted pursuant to clause (b) of the prior sentence shall be collectively referred to herein as the “Permitted Exceptions”; provided, however, that in any event none of the following shall be deemed Permitted Exceptions and Seller shall in all cases be obligated to cure: (A) judgments against Seller or any affiliate of Seller, (B) mortgages, trust deeds, or other monetary liens (including, without limitation, any mechanics’, materialmen’s and/or vendors’ liens with respect to the Property, and any real estate tax liens other than liens for taxes and assessments not delinquent), (C) any matters affecting the Property created on or after the Effective Date that are not otherwise permitted pursuant to the terms of this Agreement, and/or (D) defects, obligations or exceptions of a definite and ascertainable amount that can be satisfied solely by the payment of cash (collectively, “Existing Liens”). If Purchaser does not timely provide Seller with a notice of title defects as provided above or does not terminate this Agreement due to Seller’s inability to cure such title defects, Purchaser shall be deemed to have waived all objections and defects to any matters of record title as of the Due Diligence Period Expiration Date, but not to any Existing Liens or new matters that arise thereafter. Section 4.3 Title Policy. At Closing, Seller shall use commercially reasonable efforts as set forth in Section 4.2 above to (i) cause the Title Company to issue and deliver to Purchaser an ALTA 2006 Owner’s Title Policy in accordance with the Title Commitment and showing no exceptions other than the Permitted Exceptions, with extended coverage over all general exceptions, and insuring Purchaser as the owner of the Property (the “Title Policy”), and (ii) if Purchaser requests, execute and deliver to the Title Company an Affidavit of No Change in connection with the ALTA/ACSM Land Title Survey of the Property dated April 15, 2008 and prepared by Rodney K. Young as Job Number SS#44005.DWG_JP (the “Existing Survey”), in

6 such form as is reasonably acceptable to the Title Company so as to permit removal of any standard survey exceptions in the Title Policy (the “Survey Affidavit”); provided that Seller shall only be required to provide a Survey Affidavit if no changes to the Property have occurred since the date of the Existing Survey and provided further that if Seller delivers the Survey Affidavit to Purchaser and its Title Company, Seller shall have no further obligation to Purchaser or its Title Company with respect to any survey matters in this Agreement or the Title Commitment or Title Policy. The cost of the Title Policy, including extended coverage shall be paid by Purchaser. Any additional endorsements as Purchaser or Purchaser’s lender, if any, may desire (“Additional Endorsements”) shall be paid for by Purchaser, and Seller shall use commercially reasonable efforts to cooperate in all reasonable respects in order to enable Purchaser to obtain such Additional Endorsements, without any cost or expense to Seller. ARTICLE 5 CONDITIONS PRECEDENT TO CLOSING; LEASE Section 5.1 Conditions to Closing. Without limitation of other conditions set forth herein, Purchaser’s obligation to consummate the transactions contemplated by this Agreement is subject to satisfaction of all of the conditions set forth in this Article 5. Purchaser may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. Upon prior written notice to Seller on or before the then-scheduled Closing Date, Purchaser may also extend the Closing Date for no more than thirty (30) days to permit all of such conditions to be satisfied. Purchaser and Seller shall use all reasonable efforts to satisfy the conditions set forth in this Article 5. Satisfaction or waiver of any conditions contained herein shall not waive any representation, warranty or indemnity made by Seller. If any condition set forth in this Article 5 is not fully satisfied or waived in writing by Purchaser by the Closing Date (subject to extension as described above), then unless such condition is waived by Purchaser, Purchaser shall be released from all obligations to Seller under this Agreement without prejudice to any rights or remedies Purchaser may have hereunder, except as expressly set forth herein. The conditions are as follows: (a) issuance of the Title Policy by the Title Company; (b) Seller shall have timely performed each and every covenant and agreement to be performed by Seller hereunder in accordance with this Agreement; (c) all representations and warranties expressly made by Seller in this Agreement shall be true and correct in all material respects as of the Closing Date; (d) this Agreement shall not have been terminated pursuant to Sections 3.3, 4.2, 10.1, 10.2, 12.1 or 12.2; (e) At Closing, there will be no leases, licenses, occupancy agreements, or other agreements in effect permitting any person to occupy any portion of the Property; and (f) delivery by Seller to Purchaser on or before the date that is five (5) Business Days prior to the Closing of each of the following (collectively, the “Bulk Sales Releases”): (A) a release letter or certificate from the Illinois Department of Revenue (the “IDOR”) stating that no assessed but unpaid tax penalties or interest are due under Section 902(d) of the Illinois Income

7 Tax Act, as amended (35 ILCS 5/902(d)), or Section 5j of the Illinois Retailers’ Occupation Tax Act, as amended (35 ILCS 120/5j); (B) a release letter or certificate from the Cook County Department of Revenue (the “CCDOR”) stating that no assessed but unpaid tax penalties or interest are due under Section 34-92 of the Cook County Code; and (C) if Seller is an “employing unit” (as defined in 820 ILCS 405/204) a letter of clearance from the State of Illinois Department of Employment Security (the “IDES”) stating that no assessed but unpaid tax penalties or interest are due under Section 2600 of the Illinois Unemployment Insurance Act (820 ILCS 405/2600), as amended. If Seller is unable to deliver all of the Bulk Sales Releases and/or delivers a bulk sales stop order from any of the IDOR, the CCDOR, or the IDES, then the Title Company, as escrowee, shall use such funds that would have gone to Seller at Closing as are necessary to pay any taxes, contributions, interest, and/or penalties which may be required to be paid in order to obtain such Bulk Sales Release(s) and if such amount shall be insufficient to do so, then Seller shall deliver to the Title Company such additional funds as may be required to do so. Section 5.2 Lease. Seller, as “Landlord”, and Purchaser, as “Tenant” are parties to that certain Lease of the Land and Improvements dated as of July 2, 2008 by and between Seller’s predecessor-in-interest and Purchaser (the “Lease”). Seller and Purchaser will terminate the Lease as of Closing and as part of such termination: (i) Seller will return the security deposit deposited by Purchaser under the Lease by giving Purchaser a credit for the amount of any cash security deposit against the Purchase Price at Closing, if any, and will return any Letter of Credit delivered by Purchaser under the Lease, if any; (ii) refund to Purchaser all funds held in the Tax Escrow under the Lease and all other deposits made by Purchaser under the Lease by giving Purchaser a credit for the amount of such funds in the Tax Escrow and other deposits against the Purchase Price at Closing; and (iii) refund to Purchaser any payments (for Rent or otherwise) made under the Lease applicable to the period from and after Closing by giving Purchaser a credit for the amount of such payments against the Purchase Price at Closing. Nothing in this Agreement is intended to modify, limit or waive any of the indemnifications or the releases made or given by Purchaser as tenant in favor of Seller as landlord under the Lease. ARTICLE 6 CLOSING Section 6.1 Closing. Provided all conditions precedent set forth in Article 5 have been satisfied, and subject to the provisions of Section 5.1, the consummation of the transaction contemplated hereunder (referred to herein as the “Closing”) shall take place at the downtown Chicago office of the Title Company on the date selected by Purchaser, which date shall be December 1, 2021 (the “Closing Date”), provided that Seller can (a) postpone the Closing for a period of up to thirty (30) days by written notice to Purchaser if Seller’s Defeasance arrangement are not in place, or (b) accelerate the Closing Date by a maximum of thirty (30) days by written notice to Purchaser if Seller’s Defeasance arrangements are in place. In the event Seller postpones the Closing as aforesaid and is unable to complete the Defeasance by such postponed date, Purchaser shall have the right to terminate this Agreement and receive a refund of the Earnest Money but in no event shall Seller’s inability to complete the Defeasance constitute a default of Seller under Section 10.1 of this Agreement. Section 6.2 Closing Escrow. The consummation of the transaction contemplated hereunder shall take place through a New York style escrow with the Title Company pursuant to

8 a written escrow agreement among Purchaser, Seller, and the Title Company containing terms and conditions not inconsistent with the terms and conditions of this Agreement (which shall in all events be controlling) and mutually satisfactory to Purchaser and Seller. The cost of any escrow services in connection with the Closing provided by the Title Company shall be shared equally by Seller and Purchaser. Section 6.3 Closing Documents. At the Closing, Seller shall execute (and notarize, as appropriate) and/or deliver or cause to be executed (and notarized, as appropriate) and/or delivered, to Purchaser and, where applicable, the Title Company, the following (collectively, the “Closing Documents”): (a) a Special Warranty Deed (“Deed”) in the form attached as Exhibit D, conveying good and marketable fee simple title to the Property, and all easements and other rights appurtenant thereto, to Purchaser, subject only to the Permitted Exceptions; (b) a Bill of Sale (“Bill of Sale”) in the form attached as Exhibit E, which shall convey all of Seller’s right, title and interest in the Personal Property to Purchaser; (c) two (2) counterparts of an Assignment and Assumption of Contracts, Licenses, Warranties, Permits and Intangible Property, in the form attached as Exhibit F (“Assignment of Intangibles”); (d) two (2) counterparts of a termination of the Lease and a termination of the Memorandum of Lease dated July 2, 2008 and recorded July 3, 2008 as Document No. 0818531103 (collectively, the “Lease Termination Agreements”); (e) an affidavit stating Seller’s U.S. taxpayer identification number and that Seller is a “United States person”, as defined by Internal Revenue Code Section 1445(f)(3) and Section 7701(b); (f) a recertification by Seller of Seller’s representations and warranties set forth in Section 7.1; (g) originals of all books, records, warranties, guaranties, invoices, credit reports, financial statements, governmental notices and other documents related to the ownership, operation, management, use, and maintenance of the Property (or copies if originals are not available) for period of Seller’s ownership; (h) originals (or copies if such originals are not in Seller’s possession) of all licenses, permits, certificates of occupancy, franchises, approvals, authorizations and consents relating to the Property; (i) originals of all other Intangible Property; (j) such affidavits, ALTA statements and personal undertakings, in form and substance reasonably acceptable to the Title Company, that will permit the Title Company to provide extended coverage and to remove the standard “mechanics’ lien” and “GAP” exceptions and otherwise issue the Title Policy;

9 (k) the Bulk Sales Releases; (l) written evidence and, if applicable, lien waivers, in form and substance reasonably acceptable to Purchaser and the Title Company, that there is no property management agreement affecting the Property as of the Closing; (m) a submitted City of Elgin Real Estate Transfer Stamp Application Form, and evidence of completion of the City of Elgin (the “City”) property searches for code violations and outstanding debts owed to the City, including but not limited to, a final water reading and evidence of payment of final water bill for the Property from the City, and a City Real Estate Transfer Stamp; (n) all releases and termination statements required to release and terminate all mortgages, financing statements and other security instruments encumbering the Property; (o) originals of all Property Information, if available and in Seller’s possession and control, or certified copies of any Property Information for which originals are not in Seller’s possession and control, if such copies are available and in Seller’s possession and control; (p) keys, passcodes and passkeys or fobs for the Property; and (q) such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement. Section 6.4 Purchaser’s Deliveries. At the Closing, Purchaser will deliver to Seller or the Title Company the following: (a) the Purchase Price, plus or minus prorations and minus the Earnest Money; (b) two (2) executed counterparts of the Assignment of Intangibles; (c) two (2) executed counterparts of the Lease Termination Agreements; (d) such affidavits, ALTA statements and personal undertakings, in form and substance reasonably acceptable to the Title Company, as are requested by the Title Company; and (e) such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement. Section 6.5 Joint Deliveries. At Closing, Seller and Purchaser shall jointly deliver to each other: (a) a closing and proration statement, and (b) a Submitted MyDec (PTAX-203) Illinois Real Estate Transfer Declaration with respect to the conveyance of the Property. Section 6.6 Possession. At Closing, Seller shall deliver sole and exclusive possession of the Property, subject only to the Permitted Exceptions.

10 ARTICLE 7 REPRESENTATIONS AND WARRANTIES Section 7.1 Seller’s Representations. Seller represents and warrants to Purchaser as follows (which representations and warranties shall be remade on the Closing Date as provided herein and shall survive the consummation of the transactions contemplated hereby for a period of nine (9) months following the Closing Date), Purchaser understands, acknowledges and agrees that Seller’s knowledge about the Property is limited because Purchaser has been in sole and exclusive possession and control of the Property since at least 2008; prior to Seller’s purchase of the Property: (a) No Service Contracts. Seller is not a party to, and there are no contracts or agreements relating to the ownership, leasing, operation, management or maintenance of the Property, including equipment and other personal property leases currently in effect that are binding on the Property or that will be binding on Purchaser from and after Closing (except for any such contracts or agreements to which Purchaser is a party). At Closing, there will be no property management or similar agreements in effect with respect to the Property. (b) Reassessments. Seller has not received any written notice of any contemplated or actual reassessment of the Property for real estate tax purposes. (c) Special Assessments. To Seller’s actual knowledge, no special assessments have been levied against the Property that have not been timely paid nor, to the actual knowledge of Seller, has Seller received any written notice of any proposed special assessments against the Property presently pending. (d) Eminent Domain. To Seller’s actual knowledge, Seller has not received any written notice of any proceedings presently pending nor, to the actual knowledge of Seller, threatened, for the taking by exercise of the power of eminent domain, or sale in lieu thereof, or in any other manner, for a public or quasi-public purpose, of all or any part of the Property or access thereto. (e) Litigation. To Seller’s actual knowledge, Seller has not received any written notice of any action, proceeding or investigation, at law, equity or otherwise, pending or, to Seller’s actual knowledge, threatened against Seller or the Property before any court or governmental department, commission, board, agency or instrumentality. (f) Commitment. Neither Seller nor the Property is subject to any commitment, obligation or agreement, including, but not limited to, any right of first refusal or option to purchase granted to a third party, that would or could prevent Seller from completing the sale of the Property under this Agreement or that would bind Purchaser subsequent to consummation of the transaction contemplated hereby. (g) Taxes. To Seller’s actual knowledge, Seller has not received written notice from any federal, state or local taxing authority that has asserted any tax deficiency or lien against the Property or Seller that is due and payable and has not been paid in full and released.

11 (h) ERISA. The Property does not constitute “assets of an employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974. (i) Power and Authority. Seller is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business and is in good standing under the laws of the State of Illinois. Seller has full right, power and authority to enter into, deliver and perform this Agreement and all documents to be executed by Seller pursuant to this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all documents to be executed by Seller pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary company action and all required approvals and consents of Seller’s members and managers have been obtained. This Agreement and all documents required hereby to be executed by Seller are and shall be valid and legally binding obligations of, and enforceable against, Seller in accordance with their respective terms subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally. (j) Conflict. Neither the execution of this Agreement and all documents to be executed by Seller pursuant to this Agreement nor the consummation of the transactions contemplated hereby or thereby will be in violation of any judgment, order, permit, writ, injunction or decree of any court, commission, bureau or agency, or any law, rule, regulation, ordinance or code to which Seller or the Property is bound, or constitute a breach or default under any agreement or other obligation to which Seller is a party or to which Seller or the Property may be bound. No approval, consent, order or authorization of, or designation, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the due and valid execution and delivery of this Agreement by Seller or Seller’s performance under this Agreement. (k) Title. Seller owns fee simple title to the Property, free and clear of liens, encumbrances, options and restrictions of every kind and description, except as may be shown on the Title Commitment. (l) Bankruptcy; Insolvency. No bankruptcy, insolvency, rearrangement or similar actions or proceedings, whether voluntary or involuntary, are pending or, to Seller’s actual knowledge, threatened against Seller, nor has Seller any intention of filing or commencing any such action or proceeding, neither Seller nor the Property has been subject to a bankruptcy action or proceeding within the past eighteen months and Seller has not made a general assignment for the benefit of creditors. Seller is not insolvent. (m) Property Information. To Seller’s actual knowledge, the copies of the documents representing Property Information delivered to Purchaser by Seller in accordance with Section 3.1 are true, correct and complete (in all material respects) copies of those Property Information documents within Seller’s possession or control. (n) OFAC. Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the office of Foreign Assets Control, Department of the

12 Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). (i) Neither Seller nor any beneficial owner of Seller: (A) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); (B) is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; (C) is owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (D) shall transfer or permit the transfer of any interest in Seller or any beneficial owner in Seller to any person or entity who is, or any of whose beneficial owners are, listed on the Lists. (ii) Seller hereby covenants and agrees that if Seller obtains knowledge that Seller or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Seller shall immediately notify Purchaser in writing, and in such event, Purchaser shall have the right to terminate this Agreement without penalty or liability to Purchaser immediately upon delivery of written notice thereof to Seller. In such event the Earnest Money shall promptly be returned to Purchaser, and neither party shall have any further liability or obligation to the other under this Agreement, except for the indemnity provisions set forth in this Agreement and any other provision of this Agreement that is intended to survive the termination of this Agreement. (o) No Liens. To Seller’s actual knowledge, Seller has not received written notice of any easements, claims of easements, actual or contemplated mechanic’s liens or materialmen’s liens, or special assessments relating to the Property not shown of public record. (p) No Rezoning. To Seller’s actual knowledge, no applications have been made by Seller or anyone acting on behalf of Seller, and no permits, approvals, authorizations or licenses have been issued, with respect to the subdivision or re-zoning of the Property. Section 7.2 Purchaser’s Representations. Purchaser represents and warrants to Seller as follows (which representations and warranties shall be remade on the Closing Date and shall survive the consummation of the transactions contemplated hereby for a period of nine (9) months following the Closing Date):

13 (a) Power and Authority. Purchaser is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business and is in good standing under the laws of the State of Illinois. Purchaser has full right, power and authority to enter into, deliver and perform this Agreement and all documents to be executed by Purchaser pursuant to this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all documents to be executed by Seller pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and all required approvals and consents of Seller’s board of directors have been obtained. This Agreement and all documents required hereby to be executed by Purchaser are and shall be valid and legally binding obligations of, and enforceable against, Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally. (b) Conflict. Neither the execution of this Agreement and all documents to be executed by Purchaser pursuant to this Agreement nor the consummation of the transactions contemplated hereby or thereby will be in violation of any judgment, order, permit, writ, injunction or decree of any court, commission, bureau or agency, or any law, rule, regulation, ordinance or code to which Purchaser is bound, or constitute a breach or default under any agreement or other obligation to which Purchaser may be bound. (c) Bankruptcy; Insolvency. No bankruptcy, insolvency, rearrangement or similar actions or proceedings, whether voluntary or involuntary, are pending or, to Purchaser’s knowledge, threatened against Purchaser, nor has Purchaser any intention of filing or commencing any such action or proceeding, Purchaser has not been subject to a bankruptcy action or proceeding within the past eighteen months nor has Purchaser made a general assignment for the benefit of creditors. Purchaser is not insolvent. (c) OFAC. Purchaser is in compliance with the requirements of the Orders. (i) Neither Purchaser nor any beneficial owner of Purchaser: (A) is listed on Lists; (B) is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; (C) is owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (D) shall transfer or permit the transfer of any interest in Purchaser or any beneficial owner in Purchaser to any person or entity who is, or any of whose beneficial owners are, listed on the Lists. (ii) Purchaser hereby covenants and agrees that if Purchaser obtains knowledge that Purchaser or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or

14 predicate crimes to money laundering, Purchaser shall immediately notify Seller in writing, and in such event, Seller shall have the right to terminate this Agreement without penalty or liability to Seller immediately upon delivery of written notice thereof to Purchaser. In such event the Earnest Money shall promptly be returned to Purchaser, and neither party shall have any further liability or obligation to the other under this Agreement, except for the indemnity provisions set forth in this Agreement and any other provision of this Agreement that is intended to survive the termination of this Agreement. Section 7.4 Purchaser Acknowledgment. Except as expressly set forth in Section 7.1(a) or any document delivered pursuant to this Agreement, Purchaser acknowledges that no warranties, guarantees or representations have been or are being made by Seller or any agent or representative of Seller concerning the Property. Purchaser accepts the Property, “AS IS, WITH ALL FAULTS” without any representations or warranties by Seller, expressed or implied, except as set forth in Section 7.1(a) and any document delivered pursuant to this Agreement. As part of Purchaser’s agreement to purchase the Property “AS-IS, WITH ALL FAULTS”, and not as a limitation on such agreement, Purchaser hereby unconditionally and irrevocably waives and releases any and all actual or potential rights Purchaser might have regarding any form of warranty, express or implied, of any kind or type (including, without limitation, environmental matters and condition of the Building), relating to the Property, except for Seller’s representations and warranties set forth in in Section 7.1(a) and any document delivered pursuant to this Agreement. ARTICLE 8 SELLER’S COVENANTS Section 8.1 Seller’s Covenants. Seller covenants and agrees with Purchaser that from and after the Effective Date through Closing or earlier termination of this Agreement, Seller shall, at its sole cost and expense: (a) not transfer all or any part of the Property or create on the Property any easements, liens, mortgages, encumbrances, or other interests that will be in force and effect after the Closing; (b) not enter into any leases, licenses, or service contracts relating to the Property; (c) fully and faithfully perform all of its covenants, agreements and obligations and otherwise continue to meet all obligations with respect to the Property, including all licenses, permits and approvals with respect to the Property; and (d) deliver or cause to be delivered to Purchaser, promptly upon receipt thereof by Seller, copies of all written notices received or given by Seller alleging any violation of any applicable federal, state, county or municipal law, rule, regulation, code or requirement, any default under any insurance policy or other agreement applicable to or binding Seller or the Property, and report to Purchaser, from time to time, the status of any alleged violation or default. ARTICLE 9 INDEMNIFICATION

15 Seller hereby agrees to protect, defend, indemnify and hold Purchaser harmless from and against any and all liabilities, obligations, losses, costs, damage or expense, including reasonable attorneys’ fees and court costs, Purchaser may incur or suffer on account of or in connection with: (a) any breach of any representation, warranty, or covenant of Seller contained in this Agreement or contained in any document or instrument executed by Seller in connection herewith; and (b) the default by Seller of any of its covenants, undertakings and agreements that are to be performed by Seller hereunder, including any post-closing obligations; provided, however, that Seller shall not indemnify, defend and/or hold harmless Purchaser, and shall have no liability, for any incidental, consequential or punitive damages. Purchaser hereby agrees to protect, defend, indemnify and hold Seller harmless from and against any and all liabilities, obligations, losses, costs, damage or expense, including reasonable attorneys’ fees and court costs, Seller may incur or suffer on account of or in connection with: (a) any breach of any representation, warranty, or covenant of Purchaser contained in this Agreement or contained in any document or instrument executed by Purchaser in connection herewith; and (b) the default by Purchaser of any of its covenants, undertakings and agreements that are to be performed by Purchaser hereunder, including any post-closing obligations; provided, however, that Purchaser shall not indemnify, defend and/or hold harmless Seller, and shall have no liability, for any incidental, consequential or punitive damages. As noted in Section 5.2 hereof, nothing in this Agreement is intended to modify, limit or waive any of the indemnifications or the releases made or given by Purchaser as tenant in favor of Seller as landlord under the Lease. ARTICLE 10 DEFAULTS Section 10.1 Seller’s Default. If the Closing fails to occur by reason of Seller’s failure to perform its obligations under this Agreement for any reason except failure by Purchaser to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, or if Seller otherwise materially breaches any of its obligations, representations or warranties hereunder (which are not cured within fifteen (15) days after written demand by Purchaser), Purchaser may, as its sole and exclusive remedy, either (1) terminate its obligations under this Agreement by further written notice thereof of such election to Seller at or prior to Closing, or (2) elect to enforce its rights hereunder by an action for specific performance. If Purchaser so elects to terminate this Agreement, Purchaser shall be entitled to receive back the Earnest Money (together with all interest, if any, earned thereon) and reimburse Purchaser for any and all reasonable, actual and documented out-of-pocket costs and expenses suffered or incurred by Purchaser in connection with the transaction contemplated under this Agreement, including without limitation, all reasonable attorneys’ fees and any costs of terminating the escrow and any cancellation fee for the Title Commitment in an amount up to $50,000. The remedies set forth in this Section 10.1 shall be the sole and exclusive remedies available to Purchaser for Seller’s failure to close the transaction which is the subject of this Agreement in accordance with the provisions of this Agreement. Section 10.2 Purchaser’s Default. If Purchaser shall default in any material obligation hereunder (which default is not cured within fifteen (15) days after demand by Seller), Seller shall

16 have the right, as its sole and exclusive remedy, to terminate its obligations under this Agreement by written notice thereof to Purchaser and to retain the Earnest Money as liquidated damages (provided, however, that nothing in this Section 10.2 shall be intended to limit Purchaser’s specific indemnification obligations set forth in this Agreement or any agreement related to this Agreement). PURCHASER AND SELLER ACKNOWLEDGE THAT SUCH LIQUIDATED DAMAGES ARE REASONABLE IN AMOUNT CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE PARTIES’ ESTIMATION OF THE POSSIBLE RANGE OF DAMAGES TO SELLER IN THE EVENT OF SUCH A BREACH, THE DIFFICULTY AND IMPRACTICABILITY OF ASCERTAINING OR PROVING WITH ANY DEGREE OF CERTAINTY THE AMOUNT OF SUCH DAMAGES AND THE DESIRE OF PURCHASER TO LIMIT ITS POTENTIAL LIABILITY TO SELLER IN THE EVENT OF SUCH A BREACH. ________________ SELLER _______________ PURCHASER ARTICLE 11 CLOSING ADJUSTMENTS AND CLOSING COSTS Section 11.1 Prorations. As hereinafter more particularly described, certain of the items described in this Section shall be prorated between the parties on a per diem basis (on the basis of actual calendar days and a 365-day year) so that, subject to the more particular provisions set forth below, Seller’s pro rata share of credits and charges for all days preceding the Closing Date (such date being referred to as the “Proration Date”) shall be allocated to Seller and credits and charges for the Proration Date and all days thereafter shall be allocated to Purchaser. In connection with the prorations and allocations provided for herein, Purchaser and Seller shall jointly prepare a proration schedule (to be included in or attached to the Closing Statement) in reasonable detail showing each item prorated or adjusted. Section 11.2 Lease Amounts. At Closing, Seller shall give Purchaser a credit against the Purchase Price for (i) any cash security deposit deposited by Purchaser under the Lease, if any (and shall return any Letter of Credit delivered by Purchaser under the Lease, if any); (ii) all funds held in the Tax Escrow under the Lease and all other deposits made by Purchaser under the Lease; and (iii) any payments (for Rent or otherwise) made under the Lease applicable to the period from and after Closing. Section 11.3 Closing Costs. Seller agrees to pay all costs and expenses required to be paid in order for Seller to comply with its covenants, agreements, and obligations hereunder. Seller shall pay the premium for the Title Policy (including extended coverage), state and county transfer taxes on the sale contemplated hereunder, and cost of recording any releases of any encumbrances on the Property. All escrow fees or fees for a New York style closing shall be shared equally by Seller and Purchaser. Purchaser shall pay the recording fee for the Deed, and the cost of any

17 Additional Endorsements. Each of Seller and Purchaser shall pay the costs of such party’s attorneys and advisors. Section 11.4 Other Items. All other items that are customarily prorated in transactions similar to the transaction contemplated hereby and that were not heretofore dealt with, will be prorated as of 11:59 p.m. of the day immediately preceding the Proration Date. Section 11.5 Real Estate Taxes. All bills for real estate taxes and assessments on the Property (collectively “Taxes”) that have been issued as of the Closing Date shall be paid by Seller at or prior to the Closing, provided Purchaser is not in default of its obligation to pay Taxes under the Lease. Taxes shall be prorated on an accrual basis (based on ownership of the Property during the year or years for which such Taxes are assessed) as opposed to on a cash basis (based on the year or years in which Taxes are paid or payable). At or prior to Closing, Seller shall pay all 2020 Taxes (payable in 2021), provided Purchaser is not in default of its obligation to pay Taxes under the Lease. Section 11.6 Assumption of Liabilities. Except for matters for which prorations have been provided for herein and as otherwise expressly set forth in this Agreement, Purchaser shall not assume any contracts, agreements, orders, liabilities, or obligations of Seller, whether with respect to the Property or otherwise. Section 11.7 Defeasance Transaction Costs. At Closing, Purchaser will pay to Seller, in addition to the Purchase Price, the amount of Five Hundred Thousand Dollars ($500,000), to reimburse Seller for a portion of the reasonable transaction expenses incurred by Seller in connection with the Defeasance. At Closing, Seller will deliver to Purchaser evidence of the amount and payment of such costs incurred by Seller. Section 11.8 Reproration. All prorations shall be reprorated by Seller and Purchaser as soon as possible upon the receipt of final bills or information for such item of proration, with the appropriate payment by each party to the other for such reproration. ARTICLE 12 CASUALTY AND CONDEMNATION Section 12.1 Casualty. In the event that prior to the Closing Date, any portion of the Property shall be damaged or destroyed by fire or other casualty, Purchaser shall have the right to terminate its obligations under this Agreement within thirty (30) days of such fire or other casualty upon written notice to Seller, and Closing shall be extended, if necessary, to accommodate such thirty-day period. If Purchaser elects not to terminate its obligations under this Agreement pursuant to this Section 12.1, then Purchaser shall have the right to participate in the adjustment and settlement of any insurance claim relating to said damage, and Seller shall assign and/or pay to Purchaser at Closing all insurance proceeds collected or claimed (and all of Seller’s right to collect and claim insurance proceeds) with respect to such loss or damage plus the amount of any deductible or self-insured amount. Section 12.2 Condemnation. If prior to the Closing Date, written notice shall be received by Seller of any action, suit or proceeding to condemn or take all or any material part of the Property under the power of eminent domain, Seller shall promptly send written notice thereof to

18 Purchaser and Purchaser shall have the right to terminate its obligations under this Agreement by notice in writing to Seller given within thirty (30) days after receiving Seller’s notice, and Closing shall be extended, if necessary, to accommodate such thirty day period. If Purchaser elects not to terminate its obligations under this Agreement pursuant to this Section 12.2, Purchaser shall receive an absolute assignment on the Closing Date of the entire proceeds of such condemnation award, the Purchase Price shall be the full amount provided in Article 2 and Seller shall convey the Property subject to the condemnation proceeding or, if such condemnation proceeding shall have been completed, Purchaser shall receive a credit against the Purchase Price in the amount of the condemnation award and Seller shall convey the Property to Purchaser less that part taken in such proceeding, as the case may be. ARTICLE 13 BROKER Purchaser and Seller each represent and warrant to the other that neither has employed any real estate agent, broker, finder or adviser in connection with this transaction other than Cushman & Wakefield of Illinois, Inc. (collectively, “Broker”), whose commission and fees are two and three quarter percent (2.75%). 1.25% of such commission shall be paid by Seller and Purchaser shall be responsible for any additional commission owed to Broker. Seller agrees to and does hereby indemnify, defend and forever hold Purchaser harmless from all loss, damage, cost, or expense (including attorneys’ fees) that Purchaser may suffer as a result of any claim or action brought by any agent, broker, finder, or adviser acting or allegedly acting on behalf of Seller in connection with this transaction other than Broker and for Seller’s failure to pay Broker all commission and fees due to Broker. Purchaser agrees to and does hereby indemnify, defend and forever hold Seller harmless from all loss, damage, cost or expense (including attorneys’ fees) that Seller may suffer as a result of any claim or action brought by any other agent, broker, finder, or adviser acting or allegedly acting on behalf of Purchaser in connection with this transaction other than Broker. ARTICLE 14 MISCELLANEOUS Section 14.1 Notices. All notices to be given hereunder shall be in writing and either (i) personally delivered, (ii) sent by United States certified mail, return receipt requested, (iii) sent by reputable overnight courier (such as FEDEX or UPS), or (iv) sent by email to the parties with confirming hard copies sent by methods (i), (ii) or (ii) delivered on the next business day at the following addresses (or to such other or further addresses as the parties may hereafter designate by notice): To Seller: 1300 WEST BARTLETT ROAD FEE, LLC c/o Waterstone Retail Development, Inc. 117 Kendrick Street Suite 325 Needham, Massachusetts 02494 Attn: Michael Sewall Email: msewall@waterstonepg.com

19 with a copy to: Hinckley Allen 28 State Street Boston, MA 02109 Attn: John H. Sokul, Esq. Email: jsokul@hinckleyallen.com To Purchaser: Elgin Sweeper Company c/o Federal Signal Corporation 1415 West 22nd Street Suite 1100 Oak Brook, Illinois 60523 Attn: Paul Henry Email: phenry@federalsignal.com with a copy to: Jeffrey S. Arnold Brown, Udell, Pomerantz & Delrahim, Ltd. 225 West Illinois Street Suite 300 Chicago, Illinois 60654 Email: jarnold@bupdlaw.com All notices sent in the manner provided above shall be deemed effective upon receipt or refusal to accept. All notices that are required or permitted to be given by either party to the other under this Agreement may be given by such party or its legal counsel, who are hereby authorized to do so on the party’s behalf. Section 14.2 Entire Agreement; Amendments. This Agreement (including the Exhibits and Schedules) embody the entire agreement between the parties in connection with this transaction and there are no oral or parole agreements, representations, or inducements existing between the parties relating to this transaction that are not expressly set forth herein and covered hereby. This Agreement may not be modified except by a written agreement signed by all of the parties. Section 14.3 Survival. Each covenant, condition, warranty, indemnification and representation set forth herein shall, except as expressly set forth in this Agreement to the contrary, survive the Closing and delivery of the documents contemplated herein for a period of nine (9) months after the Closing Date, including all indemnifications, covenants, and agreements that are to be performed or applied to circumstances subsequent to the Closing Date. Section 14.4 No Waiver; Consents. No written waiver by any party at any time of any breach of any provision of this Agreement shall be deemed a waiver of a breach of any other provision herein or consent to any subsequent breach of the same or any other provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any one occasion shall not be deemed a consent to or approval of such action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

20 Section 14.5 Captions. The captions, section numbers and article numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope of intent of such sections or articles of this Agreement nor in any way affect this Agreement. Section 14.6 Time of Essence. All parties hereby agree that time is of the essence in this transaction. Section 14.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Section 14.8 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois. Section 14.9 Assignment. Purchaser may not assign this Agreement or designate a nominee or designee to take title the Property prior to the Closing Date without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed provided that shall not be relieved of its obligations under this Agreement by any such assignment. Seller hereby agrees that all representations, warranties, covenants, and indemnifications shall inure to the benefit of Purchaser and such assignee or designee and their respective successors and assigns. Section 14.10 Time. Whenever under the terms and provisions of this Agreement, the time for performance of a condition or the giving of a notice falls upon a Saturday, Sunday or holiday, such time for performance or for the giving of notice shall be extended to the next Business Day. “Business Day” shall mean any day other than Saturday, Sunday, or a federal of State of Illinois holiday. The final day of any such period shall be deemed to end at 6 p.m., Eastern Standard time. Section 14.11 Waiver of Jury Trial; Attorneys’ Fees. Each party hereby waives trial by jury in any proceeding brought by the other party in connection with any matter arising out of or in any way connected with the transaction contemplated by this Agreement or the Property. The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. Notwithstanding the foregoing, if there is any legal action or proceeding between Seller and Purchaser arising from or based on this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees, shall be included in and as part of such judgment. Section 14.12 No Third-Party Beneficiaries. Except as otherwise herein expressly provided, this Agreement is solely for the benefit of Purchaser and Seller and no other parties shall have any right to rely hereon or be deemed to be a third-party beneficiary hereunder. Section 14.13 Cooperation. Each of the parties to this Agreement shall at any time and from time to time after the Closing, execute and deliver such further instruments, documents and

21 certificates and do such further acts and things, as may be required by law or that may be appropriate or reasonable in order to carry out the intent and purposes of this Agreement, or to vest more fully in Purchaser title to the Property. Section 14.14 No Partnership. This Agreement does not, and is not intended to, create a partnership or joint venture between Purchaser and Seller. Section 14.15 Confidentiality. Seller and Purchaser and their respective representatives shall hold in strictest confidence the existence and the terms and conditions of this Agreement, provided that such restriction shall not be construed to prevent either party from disclosing such information to: (a) its prospective lenders or investors, or its members, managers, officers, directors, attorneys, accountants, architects, engineers and consultants to perform their designated tasks in connection with the transaction contemplated by this Agreement, or its permitted assignees, or (b) the Title Company. Section 14.16 Exclusivity. From the Effective Date through the Closing, neither Seller nor any of its affiliates, members, managers, officers, directors, partners, employees, representatives or agents (including any broker) will (a) offer, solicit, negotiate or accept any offer the Property for sale to any person; (b) market all or any of the Property for sale; (c) negotiate for the sale of all or any of the Property with any person, or (d) make any information available to any third parties in connection with any of the foregoing. In the event that Seller violates the terms of this exclusivity provision, then Purchaser shall have those remedies more specifically set forth in Section 10.1. Section 14.17 1031 Exchange. Purchaser or Seller may assign this Agreement to a qualified intermediary in order to facilitate a like-kind exchange transaction, which includes the Property, pursuant to Section 1031 of the Internal Revenue Code. Purchaser and Seller agree to reasonably cooperate with each other in effecting such transaction, provided that any such exchange transaction, and the related documentation, shall: (i) not require the other party to expend any additional funds or execute any contract, make any commitment, or incur any obligations, contingent or otherwise, to third parties which would expand the other party’s obligations beyond this Agreement, (ii) not delay the Closing or the transaction contemplated by this Agreement, and (iii) not release the other party or otherwise affect the other party’s obligation to perform in accordance with the terms hereof or any liability of the parties to one another under the terms of this Agreement. Further, Purchase and Seller shall indemnity the other party from and against all liability arising out of such cooperation (including reasonable attorneys’ fees) which indemnity shall survive the Closing hereunder or termination of this Agreement. Section 14.18 Limited Liability. Purchaser agrees that it does not have and will not have any claims or causes of action against any officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, or Seller’s Agents, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Sellers’ Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets (including the net proceeds of this transaction) for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or

22 otherwise seek to enforce any personal obligation against any of Sellers’ Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section 14.18 shall survive the termination of this Agreement and the Closing. Section 14.19 Execution. Signatures to this Agreement transmitted by e-mail, PDF or other electronic imaging shall be valid and effective to bind the party so signing. The execution original of this Agreement or any e-mail signature or PDF thereof may be delivered on behalf of a party by the attorney of such party. Section 14.20 Expiration. This Agreement will expire automatically and no longer be susceptible of acceptance unless Seller executes this Agreement and delivers a fully executed counterpart hereof to Purchaser by no later than 5 p.m., prevailing Chicago, Illinois time, on September 24, 2021. Section 14.21 No Recording. Seller and Purchaser each agree that neither this Agreement nor any memorandum or notice hereof shall be recorded. The provisions of this Section shall survive any termination of this Agreement or Closing. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

23 IN WITNESS WHEREOF, the parties hereby have executed this Agreement the day and year first above written. SELLER: 1300 WEST BARTLETT ROAD FEE, LLC, a Delaware limited liability company By: 1300 West Bartlett Road Member, LLC, a Delaware limited liability company, its Sole Member and Manager By: Copper Creek City Hall Venture, LLC, a Delaware limited liability company, its Sole Member and Manager By: Copper Creek Capital Partners, LLC, a Massachusetts limited liability company its Manager By: : /s/ Neal Shalom . Name: Neal Shalom . Its: Manager PURCHASER: ELGIN SWEEPER COMPANY, a Delaware corporation By: : /s/ Jennifer Sherman . Name: Jennifer Sherman . Its: President .

24 TABLE OF EXHIBITS Exhibit A Legal Description Exhibit B Schedule of Personal Property Exhibit C Form of SJO Agreement Exhibit D Form of Deed Exhibit E Exhibit F Form of Bill of Sale Form of Assignment of Intangibles TABLE OF SCHEDULES Schedule 1 Property Information

A-1 EXHIBIT A LEGAL DESCRIPTION LOT 1 IN ELGIN-VICTOR INDUSTRIAL PARK UNIT NO. 1, BEING A PART OF THE NORTHEAST ¼ OF SECTION 31 AND A PART OF THE NORTHWEST ¼ OF SECTION 32, ALL IN TOWNSHIP 41 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 9, 1966 AS DOCUMENT 20019150, IN COOK COUNTY, ILLINOIS. PIN: 06-32-101-004-0000 Common Address: 1300 West Bartlett Road, Elgin, Illinois 60120

B-1 EXHIBIT B SCHEDULE OF PERSONAL PROPERTY None.

C-1 EXHIBIT C FORM OF SJO AGREEMENT ESCROW TRUST NO: _______________ DATE: ___________________ To: Chicago Title and Trust Company Escrow Trustee: _________________________ Customer Identification: Seller: 1300 WEST BARTLETT ROAD FEE, LLC, a Delaware limited liability company Purchaser: ELGIN SWEEPER COMPANY, a Delaware corporation Property Address: 1300 W. Bartlett Road, Elgin, Illinois Project Reference: N/A Proposed Disbursement Date: ____________, 2021 Deposits: 1. The sum of $250,000.00 by CHECK/WIRE Representing: EARNEST MONEY PLEASE NOTE: Uncertified checks are held for ten business days after date of deposit. No funds can be dispensed before 10 business days limit expires. To avoid delays, use Cashier’s or Certified checks or wire transfer. Funds: ( ) WILL ( X ) WILL NOT BE INVESTED NOTE: If funds are to be invested, an investment package will be sent. Please complete and return to Escrow Trustee as soon as possible in order to begin accruing interest. Delivery of Deposits: The above-referenced escrow trust deposits ("deposits") are deposited with the escrow trustee to be delivered by it only upon the receipt of a joint order of the undersigned or their respective legal representatives or assigns. In no case shall the above-mentioned deposits be surrendered except upon the receipt of an order signed by the parties hereto, their respective legal representatives or assigns, or in obedience to the court order described below. Billing Instructions: Escrow trust fee will be deducted as follows: $350 escrow fee. If the transaction closes in the Chicago Title Loop office, the escrow fee will be waived. Any overnight delivery or wire fee will be $40. The parties acknowledge that beginning after a period of one year from the date of this agreement, Chicago Title and Trust Company will impose an administrative maintenance fee equivalent to the fee set forth on the Company's then current rate schedule. This fee may be deducted from the outstanding escrow balance or billed. PLEASE NOTE: The escrow trust fee for these joint order escrow trust instructions is due and payable within 30 days from the projected disbursement date (which may be amended by joint written direction of the parties hereto). In the event no projected disbursement date is ascertainable, said escrow trust fee is to be billed at acceptance and is due and payable within 30 days from the billing date. Chicago Title and Trust Company, at its sole discretion, may reduce or waive the escrow trust fee for these joint order escrow instructions in the event the funds on deposit herein are transferred to or disbursed in connection with sale escrow trust instructions or an agency closing transaction established at Chicago Title.

C-2 Standard Provisions: Investment: Deposits made pursuant to these instructions may be invested on behalf of any party or parties hereto; provided that any direction to escrow trustee for such investment shall be expressed in writing and contain the consent of all parties to this escrow, and also provided that escrow trustee is in receipt of the taxpayer's identification number and investment forms as required. Escrow trustee will, upon request, furnish information concerning its procedures and fee schedules for investment. In the event the escrow trustee is requested to invest deposits hereunder, Chicago Title and Trust Company is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of these escrow trust instructions. Direction Not to Invest/Right to Commingle: Except as to deposits of funds for which escrow trustee has received express written direction concerning investment or other handling, the parties hereto direct the escrow trustee NOT to invest any funds deposited by the parties under the terms of this escrow and waive any rights which they may have under Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8) to receive interest on funds deposited hereunder. In the absence of an authorized direction to invest funds, the parties hereto agree that the escrow trustee shall be under no duty to invest or reinvest any such funds at any time held by it hereunder; and, further, that escrow trustee may commingle such funds with other deposits or with its own funds in the manner provided for the administration of funds under said Section 2-8 and may use any part or all of such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any. Further, even with appropriate instructions to invest Escrow Deposits, Escrow Trustee may commingle the Escrow Deposits with other funds in a trust account in order to facilitate placing the Escrow Deposits into a segregated interest bearing account and to disburse the Escrow Deposits once they have been removed from such segregated interest bearing account as required by the terms of this Agreement. Provided, however, nothing herein shall diminish escrow trustee's obligation to apply the full amount of such funds in accordance with the terms of these escrow instructions. Compliance With Court Order: The undersigned authorize and direct the escrow trustee to disregard any and all notices, warnings or demands given or made by the undersigned (other than jointly) or by any other person. The said undersigned also hereby authorize and direct the escrow trustee to accept, comply with, and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in case the said escrow trustee obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, by reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case the escrow trustee is made a party defendant to any suit or proceedings regarding this escrow trust, the undersigned, for themselves, their heirs, personal representatives, successors, and assigns, jointly and severally, agree to pay to said escrow trustee, upon written demand, all costs, attorney's fees, and expenses incurred with respect thereto. The escrow trustee shall have a lien on the deposit(s) herein for any and all such costs, fees and expenses. If said costs, fees and expenses are not paid, then the escrow trustee shall have the right to reimburse itself out of the said deposit(s). Disputes/Circumstance not contemplated: If any dispute arises with respect to the disbursement of any funds on deposit or if circumstances arise that were not contemplated or described in the original escrow agreement, and Escrow Agent is unsure as to its duties as a result, Escrow Agent may continue to hold said funds until either in receipt of a joint order from the parties or a court order directing payment. In such instance, Escrow Agent may elect to commence an action in interpleader and in conjunction therewith remit the Escrow Deposit to a court of competent jurisdiction pending resolution of such dispute, and the parties hereto hereby indemnify and hold harmless Escrow Agent for any action taken by it in good faith in the execution of its duties hereunder. The parties further agree that the cost of any such action shall be deducted from the Escrow Deposit prior to disbursement to the parties. Disclaimer Re: Validity of Documentation: In its capacity as Escrow Trustee, Escrow Trustee shall not be responsible for the genuineness or validity of any security, instrument, document or item deposited with it and shall have no responsibility other than to faithfully follow

C-3 the instructions contained herein, and shall not be responsible for the validity or enforceability of any security interest of any party and it is fully protected in acting in accordance with any written instrument given to it hereunder by any of the parties hereto and reasonably believed by Escrow Trustee to have been signed by the proper person. Escrow Trustee may assume that any person purporting to give any notice hereunder has been duly authorized to do so. Execution: These escrow trust instructions are governed by and are to be construed under the laws of the state of Illinois. The escrow trust instructions, amendments or supplemental instructions hereto, may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument. SELLER: 1300 WEST BARTLETT ROAD FEE, LLC, a Delaware limited liability company By: 1300 West Bartlett Road Member, LLC, a Delaware limited liability company, its Sole Member and Manager By: Copper Creek City Hall Venture, LLC, a Delaware limited liability company, its Sole Member and Manager By: Copper Creek Capital Partners, LLC, a Massachusetts limited liability company its Manager By: ________________________ Name: ______________________ Its: Manager Address: c/o Waterstone Properties Group, Inc. 117 Kendrick Street, Suite 325 Needham, MA 02494 Attention: Michael Sewall Email: msewall@waterstonepg.com PURCHASER: ELGIN SWEEPER COMPANY, a Delaware corporation By: Brown, Udell, Pomerantz & Delrahim, Ltd., its attorneys

C-4 By: Address: 225 West Illinois Street Suite 300 Chicago, Illinois 60654 Attn: Jeffrey S. Arnold Ph: (312) 475-9900 Email: jarnold@bupdlaw.com ACCEPTED: CHICAGO TITLE INSURANCE COMPANY By: ______________________________ Name: ___________________________ Its: _______________________________ Address: Attn: ____________________ Email: Facsimile:

D-1 EXHIBIT D FORM OF SPECIAL WARRANTY DEED Prepared by: _________________ _________________ _________________ _________________ After Recording return to: Jeffrey S. Arnold Brown, Udell, Pomerantz & Delrahim, Ltd. 225 West Illinois Street Suite 300 Chicago, Illinois 60654 (For Recorder’s Use Only) SPECIAL WARRANTY DEED This SPECIAL WARRANTY DEED is made this ____ day of _________, 2021, by 1300 WEST BARTLETT ROAD FEE, LLC, a Delaware limited liability company (“Grantor”), having an address of ___________________________, to ELGIN SWEEPER COMPANY, a Delaware corporation having an address of 1300 West Bartlett Road, Elgin, Illinois 60120 (“Grantee”). Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) paid to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has CONVEYED and does hereby CONVEY unto Grantee, all of Grantor’s interest in the real property located in Cook County, Illinois, and being more particularly described on Exhibit A attached hereto (the “Property”). This conveyance is made and accepted subject to the permitted exceptions described on Exhibit B attached hereto (collectively, the “Permitted Exceptions”). TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, unto Grantee and Grantee’s successors and assigns in fee simple forever; and, subject to the Permitted Exceptions, Grantor does hereby warrant the title to the Property and will defend the title to the Property against the lawful claims of every person claiming by, through, or under Grantor, but not otherwise.

D-2 IN WITNESS WHEREOF, Grantor has caused this instrument to be executed and delivered by its duly authorized officer, as of the day and year first above written. 1300 WEST BARTLETT ROAD FEE, LLC, a Delaware limited liability company By: 1300 West Bartlett Road Member, LLC, a Delaware limited liability company, its Sole Member and Manager By: Copper Creek City Hall Venture, LLC, a Delaware limited liability company, its Sole Member and Manager By: Copper Creek Capital Partners, LLC, a Massachusetts limited liability company its Manager By: ________________________ Name: ______________________ Its: Manager STATE OF _________ ) ) SS. COUNTY OF _______ ) I, _____________________________ a notary public in and for said County, in the State aforesaid, do hereby certify that ______________________________, personally known to me to be the Manager of Copper Creek Capital Partners, LLC, a Massachusetts limited liability company and the Manager of Capital Creek City Hall Venture, LLC, a Delaware limited liability company and the Sole Member and Manager of 1300 West Bartlett Road Member, LLC, a Delaware limited liability company and Sole Member and Manager of 1300 West Bartlett Road Fee, LLC, a Delaware limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such manager of such limited liability company, s/he signed and delivered such instrument as her/his free and voluntary act and as the free and voluntary act and deed of such limited liability company and such limited liability companies, for the uses and purposes therein set forth. Given under my hand and official seal this ________ day of ________, 2021. _________________________________ Notary Public My Commission expires: _____________

D-3 Exhibit A LEGAL DESCRIPTION LOT 1 IN ELGIN-VICTOR INDUSTRIAL PARK UNIT NO. 1, BEING A PART OF THE NORTHEAST ¼ OF SECTION 31 AND A PART OF THE NORTHWEST ¼ OF SECTION 32, ALL IN TOWNSHIP 41 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 9, 1966 AS DOCUMENT 20019150, IN COOK COUNTY, ILLINOIS. PIN: 06-32-101-004-0000 Common Address: 1300 West Bartlett Road, Elgin, Illinois 60120

D-5 Exhibit B PERMITTED EXCEPTIONS

E-1 EXHIBIT E FORM OF BILL OF SALE BILL OF SALE This BILL OF SALE (the “Bill of Sale”) is made and entered into this ____ day of ______________, 2021 by 1300 WEST BARTLETT ROAD FEE, LLC, a Delaware limited liability company (“Seller”), to ELGIN SWEEPER COMPANY, a Delaware corporation (“Purchaser”). R E C I T A L S: A. Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of ____________ __, 2021 (the “Purchase Agreement”) relating to the sale of 1300 West Bartlett Road, Elgin, Illinois 60120, together with the improvements thereon (the “Property”), and being legally described in Exhibit A, attached hereto and made a part hereof. B. In connection with the conveyance of the Property to Purchaser, Seller is delivering this Bill of Sale assigning all of Seller’s right, title and interest in and to the items identified below to Purchaser. NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged and agreed by Seller, Seller hereby agrees as follows: 1. Recitals; Defined Terms. The foregoing recitals are acknowledged to be accurate and are incorporated herein by reference. Capitalized terms used in this Assignment and not defined herein but defined in the Purchase Agreement shall have the meanings given to such terms in the Purchase Agreement. 2. Assignment. Seller does hereby assign, transfer, convey and set over to Purchaser all of Seller’s right, title and interest in, to and under the following, to the extent the same are assignable all tangible personal property owned by Seller, located in or on the Land or Improvements and used in connection with the ownership, management, leasing, operation and maintenance of the Land and Improvements, if any, including, but not limited to all heating, ventilating, incinerating, lighting, plumbing, electrical, air-conditioning fixtures, hot water heaters, furnaces, heating controls, motors, fire protection conduits and equipment and boiler pressure systems and equipment owned by Seller, and specifically including, without limitation, the personal property identified on Exhibit B (collectively, the “Personal Property”). 4. Successors. This Assignment shall be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and assigns. (signature page follows)

E-2 IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the day and year first above written. SELLER: 1300 WEST BARTLETT ROAD FEE, LLC, a Delaware limited liability company By: 1300 West Bartlett Road Member, LLC, a Delaware limited liability company, its Sole Member and Manager By: Copper Creek City Hall Venture, LLC, a Delaware limited liability company, its Sole Member and Manager By: Copper Creek Capital Partners, LLC, a Massachusetts limited liability company its Manager By: ________________________ Name: ______________________ Its: Manager

E-3 EXHIBITS EXHIBIT A: LEGAL DESCRIPTION OF THE PROPERTY EXHIBIT B: PERSONAL PROPERTY

F-1 EXHIBIT F FORM OF ASSIGNMENT OF INTANGIBLES ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, WARRANTIES, PERMITS AND INTANGIBLE PROPERTY This ASSIGNMENT AND ASSUMPTION OF CONTRACTS, LICENSES, WARRANTIES, PERMITS AND INTANGIBLE PROPERTY (the “Assignment”) is made and entered into this ____ day of ______________, 2021 by 1300 WEST BARTLETT ROAD FEE, LLC, a Delaware limited liability company (“Assignor”), to ELGIN SWEEPER COMPANY, a Delaware corporation (“Assignee”). R E C I T A L S: A. Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of ____________ __, 2021 (the “Purchase Agreement”) relating to the sale of 1300 West Bartlett Road, Elgin, Illinois 60120, together with the improvements thereon (the “Property”), and being legally described in Exhibit A, attached hereto and made a part hereof. B. In connection with the conveyance of the Property to Assignee, Assignor and Assignee desire to execute and deliver this Assignment of Contracts, Licenses, Warranties, Permits and Intangible Property assigning all of Assignor’s right, title and interest in and to the items identified below to Assignee. NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and agreed by Assignor, the parties hereby agree as follows: 1. Recitals; Defined Terms. The foregoing recitals are acknowledged to be accurate and are incorporated herein by reference. Capitalized terms used in this Assignment and not defined herein but defined in the Purchase Agreement shall have the meanings given to such terms in the Purchase Agreement. 2. Assignment by Assignor. Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to all of the licenses, warranties, permits, Intangible Property and other items listed on Exhibit B attached hereto and made part hereof (collectively, the “Assigned Property”). 3. Indemnity by Assignor. Assignor does hereby agree to indemnify, hold harmless and defend Assignee harmless from and against all claims, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys’ fees and expenses) relating to the Assigned Property, to the extent arising or accruing prior to the date hereof.

F-2 4. Assumption by Assignee. Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all obligations of the owner under the Assigned Property arising from and after the date hereof. 5. Indemnity by Assignee. Assignee does hereby agree to indemnify, hold harmless and defend Assignor from and against all claims, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys’ fees and expenses) arising out of any failure of Assignee to perform or observe, and Assignee’s performance and observance of, the obligations, duties, covenants, terms and conditions assumed by Assignee hereunder, to the extent arising from and after the date hereof. 6. Counterparts. This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart. 7. Successors. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. (signature page follows)

F-3 IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first above written. ASSIGNOR: 1300 WEST BARTLETT ROAD FEE, LLC, a Delaware limited liability company By: 1300 West Bartlett Road Member, LLC, a Delaware limited liability company, its Sole Member and Manager By: Copper Creek City Hall Venture, LLC, a Delaware limited liability company, its Sole Member and Manager By: Copper Creek Capital Partners, LLC, a Massachusetts limited liability company its Manager By: ________________________ Name: ______________________ Its: Manager ASSIGNEE: ELGIN SWEEPER COMPANY, a Delaware corporation By: ________________________ Name: ______________________ Its: _________________________

F-4 EXHIBITS EXHIBIT A: LEGAL DESCRIPTION OF THE PROPERTY EXHIBIT B: LIST OF ASSIGNED PROPERTY

Schedule 1 SCHEDULE 1 PROPERTY INFORMATION Copies of the following, with respect to the Property, in the possession or control of Seller: 1. All certificates of occupancy and all licenses, permits, and other governmental agreements. 2. All topographical and other surveys, engineering drawings, and as-built plans and specifications for the improvements, if any. 3. All tests, studies, and reports including, but not limited to, soil, environmental, engineering, structural, and geotechnical reports and wetlands assessments, in Seller’s possession or control; and notices and other communications between Seller and any governmental entity, including remediation plans. 4. All notices of violations of any law, ordinance, or regulation including, but not limited to, building code and zoning codes. 5. Any agreements that will be binding on Purchaser after Closing. 6. All easements, if any, not of record. 7. Seller’s existing owner’s title insurance policy and survey. 8. Summary of all pending and threatened litigation and claims, if any. 9. All other communications between Seller and any federal, state, county or municipal authority relating to the Property.